                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 4, 2004

                             APPLIED INNOVATION INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    Delaware                      0-21352                      31-1177192
----------------           ---------------------         ----------------------
(STATE OR OTHER            (COMMISSION FILE NO.)             (IRS EMPLOYER
JURISDICTION OF                                          IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)

                              5800 Innovation Drive
                               Dublin, Ohio 43016
                                 (614) 798-2000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

            On October 4, 2004, Applied Innovation Inc. (the "Company") entered into an employment agreement with Angela R. Pinette, who was appointed as the Company's Vice President of Sales on such date. The employment agreement with Ms. Pinette is "at will" and, therefore, does not have a stated term. The following is a description of the material terms of Ms. Pinette's employment agreement:

      - Ms. Pinette will receive a minimum annual base salary of $160,000, plus any increases in base compensation as may be authorized from time to time by the Board of Directors. The employment agreement also provides for Ms. Pinette's participation in the Company's bonus plan, employee benefit programs and other benefits as described in the employment agreement.

      - In the event of termination of Ms. Pinette's employment (i) by reason of death or disability (as defined in the employment agreement); (ii) by the Company for cause (as defined in the employment agreement); or (iii) by Ms. Pinette for any reason, the Company shall provide payment to Ms. Pinette of the earned but unpaid portion of her base salary through the termination date.

      - In the event of termination of Ms. Pinette's employment by the Company without cause, the Company will pay to Ms. Pinette (i) the earned but unpaid portion of her base salary through the termination date and (ii) base salary for an additional six months.

      - Under the terms of the employment agreement with Ms. Pinette, the Company also must pay severance benefits, under certain circumstances, in the event of a change in control (as defined in the employment agreement) of the Company. The employment agreement provides that if (i) Ms. Pinette is terminated by the Company for any reason other than for cause (as defined in the employment agreement) in the 13 month period following a change in control; or
            (ii) Ms. Pinette terminates her employment for good reason (as defined in the employment agreement) in the 13 month period following a change in control, then the Company must pay the earned but unpaid portion of her base salary, plus one times current annual compensation (as defined in the employment agreement). In addition, vesting of Ms. Pinette's stock options and restricted stock awards shall accelerate by 24 months plus an additional 12 months for each full year that she has been employed by the Company (and thereafter be exercisable in accordance with such governing stock option or restricted stock agreements and plans), and the Company shall maintain certain fringe benefits as provided in the employment agreement.

      - The employment agreement with Ms. Pinette also contains non-competition and non-solicitation covenants. These covenants, as described in the employment agreement, are effective during employment and for a period of 12 months following termination of employment.

                                       2
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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      (C)   EXHIBITS.

Exhibit No.                             Description
   10.1        Employment Agreement between the Company and Angela R. Pinette.

                                       3
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        APPLIED INNOVATION INC.

Date:  October 4, 2004              By: /s/ Andrew J. Dosch
                                        ----------------------------------------
                                        Andrew J. Dosch, Vice President, Chief
                                        Financial Officer and Treasurer

                                       4
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                                  EXHIBIT INDEX

Exhibit No.                             Description
   10.1        Employment Agreement between the Company and Angela R. Pinette.